Watford Holdings Ltd. Board of Directors Determines Proposal from Enstar Group Limited Could Reasonably be Expected to Result in a "Superior Proposal"

PEMBROKE, BERMUDA – OCTOBER 19, 2020 – Watford Holdings Ltd. (NASDAQ: WTRE) (“Watford” or the “Company”) today announced its Board of Directors has determined, in its good faith judgment (after consultation with the Company’s financial advisors and outside legal counsel), that the unsolicited, non-binding proposal from Enstar Group Limited (NASDAQ: ESGR) ("Enstar") to acquire the Company's common shares for $34.50 per share, subject to confirmatory diligence, could reasonably be expected to lead to a ”Superior Proposal” as defined in the Company's merger agreement with Arch Capital Group Ltd. (”Arch”) and that the failure to take such action would be inconsistent with the directors’ exercise of their fiduciary duties under applicable law.

Under the merger agreement with Arch, the determination by the Company's Board allows the Company, subject to Enstar entering into an Acceptable Confidentiality Agreement (as defined in the merger agreement with Arch) with the Company, to provide information to and conduct discussions and negotiations with Enstar. The Company’s Board has not determined that Enstar’s proposal in fact constitutes a Superior Proposal under the current provisions of the merger agreement with Arch and has not changed its recommendation in support of the merger with Arch.

There can be no assurance that the discussions with Enstar will result in the Company's Board’s determination that the Enstar proposal is a Superior Proposal or the consummation of a transaction that is superior to the pending transaction with Arch or that the terms of any new transaction will be the same as those reflected in Enstar's proposal.

As announced on October 9, 2020, the Company entered into a definitive merger agreement with Arch and Greysbridge Ltd., a wholly owned subsidiary of Arch (“Merger Sub”), pursuant to which, among other things and subject to certain conditions, (a) each issued and outstanding common share of the Company (other than (i) shares to be canceled pursuant to the merger agreement with Arch and (ii) restricted share units to be canceled and exchanged pursuant to the merger agreement with Arch), would be converted into the right to receive $31.10 in cash, without interest, (b) each issued and outstanding 8½% Cumulative Redeemable Preference Share of the Company (the “Preference Shares”) would remain outstanding as a preference share of the surviving company and would be entitled to the same dividend and other relative rights, preferences, limitations and restrictions as are now provided to the Preference Shares and (c) Merger Sub would merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Arch.

Advisors

Morgan Stanley is acting as financial advisor to Watford, and Clifford Chance US LLP is serving as Watford’s legal advisor.

Contact

Watford Holdings
Laurence B. Richardson
LBR@WatfordHoldings.com

About Watford Holdings Ltd.

Watford Holdings Ltd. is a global property and casualty insurance and reinsurance company with approximately $1.0 billion in capital as of June 30, 2020, comprised of $172.6 million of senior notes, $52.4 million of contingently redeemable preference shares and $776.2 million of common shareholders’ equity, and with operations in Bermuda, the United States and Europe. Its operating subsidiaries have been assigned financial strength ratings of “A-” (Excellent) from A.M. Best and “A” from Kroll Bond Rating Agency. On May 1, 2020, A.M. Best announced that it had placed under review with negative implications the financial strength ratings of Watford's operating subsidiaries. On May 7, 2020, Kroll Bond Rating Agency affirmed the “A” insurance financial strength ratings of Watford's operating subsidiaries as well as the “BBB+” credit rating of Watford Holdings Ltd., with the outlook for all ratings revised to negative.

Cautionary Note Regarding Forward-looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward−looking statements. This release or any other written or oral statements made by or on behalf of Watford and its subsidiaries may include forward−looking statements, which reflect Watford's current views with respect to future events and financial performance. All statements other than statements of historical fact included in or incorporated by reference in this release are forward−looking statements, including statements regarding the pending merger with Arch and the unsolicited, non-binding proposal from Enstar; the expected benefits of the proposed transactions; and any assumptions underlying any of the foregoing. Forward−looking statements can generally be identified by the use of forward−looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. Forward−looking statements involve Watford's current assessment of risks and uncertainties. Actual events and results may differ materially from those expressed or implied in these statements. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: uncertainties regarding any determinations made by Watford’s Board of Directors following its evaluation of the Enstar proposal, the actions of Arch in response to any Watford discussions with Enstar, the results of Watford's discussions with Enstar, and the impact of actions of other parties with respect to any discussions with Enstar and the potential consummation of the pending merger with Arch; Enstar's proposal is non-binding and may change; legal proceedings may be initiated against Watford or its directors related to the discussions with Enstar or the merger agreement with Arch; the business of Watford may suffer as a result of uncertainty surrounding the proposed transactions and there may be challenges with employee retention as a result of the proposed transactions; the proposed transactions may involve unexpected costs, liabilities or delays; adverse general economic and market conditions; increased competition; pricing and policy term trends; fluctuations in the actions of rating agencies and Watford's ability to maintain and improve its ratings; investment performance; the loss of key personnel; the adequacy of Watford's loss reserves, severity and/or frequency of losses, greater than expected loss ratios and adverse development on claim and/or claim expense liabilities; greater frequency or severity of unpredictable natural and man-made catastrophic events, including pandemics such as COVID-19; the impact of acts of terrorism and acts of war; changes in regulations and/or tax laws in the United States or elsewhere; Watford's ability to successfully integrate, establish and maintain operating procedures as well as integrate the businesses Watford has acquired or may acquire into its existing operations; changes in accounting principles or policies; material differences between actual and expected assessments for guaranty funds and mandatory pooling arrangements; availability and cost to Watford of reinsurance to manage the Watford's gross and net exposures; the failure of others to meet their obligations to Watford; changes in the method for determining the London Inter-bank Offered Rate (“LIBOR”) and the potential replacement of LIBOR and other factors identified in Watford's filings with the U.S. Securities and Exchange Commission (“SEC”).

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. All subsequent written and oral forward−looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Watford does not undertake any obligation to publicly update or revise any forward−looking statement, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger with Arch, Watford intends to file relevant materials with the SEC, including a preliminary proxy statement on Schedule 14A, and Watford and certain other persons, including Arch, intend to file a Schedule 13E-3 transaction statement with the SEC. Following the filing of the definitive proxy statement with the SEC, Watford will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the proposed merger with Arch. INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain the proxy statement, as well as other filings containing information about Watford, free of charge, from the SEC’s web site (www.sec.gov). Investors may also obtain Watford’s SEC filings in connection with the transaction, free of charge, by directing a request to Watford Holdings Ltd., Waterloo House, 1st Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda.

Participants in the Solicitation

Watford and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Watford’s directors and executive officers is available in its definitive proxy statement for its 2020 annual meeting of shareholders filed with the SEC on April 14, 2020. This document can be obtained free of charge from the sources indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement relating to the transaction when it becomes available. This document does not constitute a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell any securities.